    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 24, 1999
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                   ESOFT, INC.
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                  7372                             84-0938960
(State or other jurisdiction of           (Primary Standard Industrial              (I.R.S. Employer
 incorporation or organization)            Classification Code Number)           Identification Number)

                      295 INTERLOCKEN BOULEVARD, SUITE 500
                           BROOMFIELD, COLORADO 80021
                                 (303) 444-1600
    (Address and Telephone Number of Registrant's Principal Executive Office)


                                  JEFFREY FINN
                      295 INTERLOCKEN BOULEVARD, SUITE 500
                              BROOMFIELD, COLORADO
                                 (303) 444-1600
                                 --------------
            (Name, Address and Telephone Number of Agent for Service)

                                 With Copies To:

                            LESTER R. WOODWARD, ESQ.
                           DAVIS, GRAHAM & STUBBS LLP
                       370 SEVENTEENTH STREET, SUITE 4700
                             DENVER, COLORADO 80202
                                 (303) 892-9400
                                 --------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
   From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                 --------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                 Proposed          Proposed
                                                  Shares          maximum           maximum
       Title of each class of                      to be      offering price       aggregate          Amount of
     securities to be registered               registered(1)   per share(2)    offering price(2)  registration fee(2)
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                     1,471,919        $14.75          $21,710,805          $6,035
=====================================================================================================================

(1) Pursuant to Rule 416, this registration statement also covers such indeterminate number of shares of eSoft, Inc. common stock as may be issued as a result of stock dividends, stock splits or similar transactions prior to the termination of this registration statement.

(2) Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the common stock as reported on the Nasdaq SmallCap Market on November 19, 1999.

                                 --------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed without notice. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling stockholders are not soliciting offers to buy these securities, in any state where offer or sale of these securities is not permitted.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 24, 1999

PROSPECTUS

                                1,471,919 Shares


                               [ESOFT, INC. LOGO]


                                   ESOFT, INC.

                                  Common Stock

                                 --------------

         The 1,471,919 shares of common stock, $.01 par value, offered hereby are being offered by certain of our stockholders. See "Selling Stockholders."

         Our common stock is listed and trading on the Nasdaq SmallCap Market under the symbol "ESFT." The offering price of the common stock to be offered by this Prospectus will be determined by the market price in effect from time to time. See "Plan of Distribution."

                                 --------------

         THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF
RISK.
                                 --------------

             NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY
            STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED
             THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS
                    TRUTHFUL OR COMPLETE. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus is November _______, 1999.

         YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. NEITHER WE NOR ANY OF THE SELLING STOCKHOLDERS HAVE AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. NEITHER WE NOR ANY OF THE SELLING STOCKHOLDERS IS MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE FRONT OF THIS PROSPECTUS.



                                TABLE OF CONTENTS

                                                                                                               PAGE
WHERE YOU CAN FIND MORE INFORMATION...............................................................................3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................................................................3

SUMMARY...........................................................................................................5

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS...................................................................7

USE OF PROCEEDS...................................................................................................7

SELLING STOCKHOLDERS..............................................................................................8

DESCRIPTION OF eSOFT COMMON STOCK................................................................................10

PLAN OF DISTRIBUTION.............................................................................................11

VALIDITY OF SECURITIES...........................................................................................12

EXPERTS..........................................................................................................12

                       WHERE YOU CAN FIND MORE INFORMATION

         eSoft files annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1 (800) SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

         We have filed a Registration Statement on Form S-3 to register with the Securities and Exchange Commission the eSoft common stock offered by this Prospectus. This Prospectus is part of that Registration Statement. As allowed by Securities and Exchange Commission rules, this Prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

         You can obtain a complete copy of the Registration Statement, including exhibits, without charge by submitting a request in writing or by telephone to us at the following addresses:

                               Investor Relations
                                   ESOFT, INC.
                      295 Interlocken Boulevard, Suite 500
                           Broomfield, Colorado 80021
                                 (303) 444-1600

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate by reference" information filed with it, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be a part of this prospectus. In addition, information we file with the Commission in the future will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We are incorporating by reference the documents listed below and any future filings made with the Commission under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the shares of common stock described in this prospectus are sold:

         - Annual Report on Form 10-KSB/A-1 for the fiscal year ended December 31, 1998;
         - Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1999;
         -   Current Report on Form 8-K filed June 9, 1999;
         -   Current Report on Form 8-K filed June 28, 1999;
         -   Quarterly Report on Form 10-QSB filed June 30, 1999;
         -   Quarterly Report on Form 10-QSB filed November 15, 1999;
         -   Current Report on Form 8-K filed on August 9, 1999;
         -   Amended Current Report on Form 8-K/A filed on August 9, 1999.
         -   Current Report on Form 8-K filed on September 27, 1999;
         -   Amended Current Report on Form 8-K/A filed on November 17, 1999;
             and
         -   Current Report on Form 8-K filed on November 24, 1999.

         You may request a copy of these filings at no cost, by writing us at 295 Interlocken Boulevard, Suite 500, Broomfield, Colorado 80021, Attention:
Director of Investor Relations or telephoning us at (303) 444-1600.

                                     SUMMARY

THE COMPANY

         We develop and market a product line of Internet protocol adapters that are designed to be a total Internet/Intranet connectivity solution for small and medium sized businesses, institutions and educational sites that can be easily and economically installed and managed by existing systems personnel.

         We recently concluded strategic combinations with Apexx Technology, Inc. and Technologic, Inc. that resulted in Apexx and Technologic becoming our wholly owned subsidiaries. Apexx is an Idaho corporation that provides easy and affordable computer networking solutions that enhance decision speed and communication capabilities to growing organizations. Apexx's award-winning TEAM Internet(R) family of products, targeted to small to medium sized businesses, provides a turnkey Internet/Intranet solution that gives the customer a powerful, affordable and easy to manage Internet presence. The key features include Internet connectivity/routing, firewall protection, an e-mail server, Web browsing, Web publishing capabilities and Web filtering applications.

         Technologic is a leading developer of Internet firewall and all-in-one connectivity appliances. Technologic's mission is to provide products and services that make it affordable, easy and safe for companies to conduct business on the Internet. Technologic's flagship products, Interceptor(TM) Firewall Appliance and InstaGate(TM) Internet Appliances, have been certified to meet security standards defined by the ICSA (International Computer Security Association).

         Our principal executive office is located at 295 Interlocken Boulevard, Suite 500, Broomfield, Colorado 80021, and our telephone number is (303) 444-1600.

THE OFFERING

         We are registering an aggregate of 1,471,919 shares of our common stock to be offered for sale by certain of our stockholders. These shares are held or issuable as follows:

              Shares that are held by Technologic, Inc.  stockholders              1,244,431

              Shares that are held by certain Technologic, Inc. optionholders
              who exercised their Technologic, Inc. options                           24,693

              Shares that are held by Edward S. Croft, III, Theodore Jackson
              Bender, III, and Croft & Bender, LLC (collectively, "Croft and
              Bender")                                                                75,000

              Shares that may be issued to AGE Investments, Inc. ("AGE") upon exercise of outstanding warrants to purchase eSoft common stock issued to AGE for investment banking services rendered, at an
              exercise price of $3.96875 per share                                   127,795
                                                                                   ---------
                      Total:                                                       1,471,919
                                                                                   =========

         The Technologic, Inc. stockholders, optionholders, Croft and Bender, and AGE shall hereinafter be referred to as the "Selling Stockholders." We will not receive any of the proceeds from the sale of eSoft common stock by the Selling Stockholders. If all of the warrants described above are exercised at their current exercise price, we will receive approximately $507,186 from the purchase of eSoft common stock pursuant to the warrants.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         We have made certain forward-looking statements in this document and in the documents referred to in this document that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of our management and on the information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results. These statements may be preceded by, followed by, or otherwise include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

         Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results and stockholder values may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Investors are cautioned not to put undue reliance on any forward-looking statements. Except for their ongoing obligations to disclose material information as required by the federal securities law, we do not have any intention or obligation to update forward-looking statements after they distribute this Prospectus, even if new information, future events or other circumstances have made them incorrect or misleading. For those statements, we claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

         You should understand that various factors, in addition to those discussed elsewhere in this document and in the documents referred to in this document, could affect our future results and could cause results to differ materially from those expressed in such forward-looking statements. For a discussion of certain of these important factors, see "Risk Factors Relating to an Investment in eSoft Common Stock," contained in the reports we file with the Securities and Exchange Commission.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of eSoft common stock by the Selling Stockholders. If all of the warrants described below are exercised at their current exercise prices, we will receive approximately $507,186 from the purchase of common stock pursuant to the warrants. See "Summary--The Offering."

                              SELLING STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of eSoft common stock as of October 31, 1999 by the Selling Stockholders in this offering.

                                                SHARES BENEFICIALLY                            SHARES BENEFICIALLY
                                            OWNED PRIOR TO THIS OFFERING                    OWNED AFTER THIS OFFERING
                                            ----------------------------                   ---------------------------
                                                                            SHARES OFFERED
                                                              PERCENT OF        IN THIS                   PERCENT OF
         NAME AND ADDRESS                   NUMBER           OUTSTANDING       OFFERING    NUMBER       OUTSTANDING(1)
         ----------------                   ------           -----------    -------------- ------       --------------
AGE Investments, Inc.(2)..........          127,795             1.0%           127,795       -0-             -0-
One North Jefferson
St. Louis, Missouri  63103

John R. Adams.....................           27,424                *            27,424       -0-             -0-
811 Brandon Park Place NW
Atlanta, GA  30318-1673

Theodore Jackson Bender, III......           30,000                *            30,000       -0-             -0-
3541 Ridgewood Road, NW
Atlanta, GA  30327

Eric S. Bleke.....................          205,782             1.6%           205,782       -0-             -0-
3150 Verdun Drive, NW
Atlanta, GA  30305

Brian E. Cohen....................          342,951             2.6%           342,951       -0-             -0-
2827 Spalding Drive
Dunwoody, GA  30350

Croft & Bender, LLC...............           15,000                *            15,000       -0-             -0-
4200 Northside Parkway, NW
Bldg 7-A
Atlanta, GA  30327

Edward S. Croft, III..............           30,000                *            30,000       -0-             -0-
500 Argonne Drive, NW
Atlanta, GA  30305

Robin K. Cutshaw..................           45,727                *            45,727       -0-             -0-
773 Cumberland Road
Atlanta, GA  30306

Perry B. Flinn....................          228,639             1.7%           228,639       -0-             -0-
175 Abington Drive
Atlanta, GA  30328

Nicholas Hammand..................           27,424                *            27,424       -0-             -0-
211 E. Wesley Road
Atlanta, GA  30305

Margaret Harris...................            3,087                *             3,087       -0-             -0-
4925 Cold Springs Drive
Wilburn, GA  30047

Steven M. Kramer..................          106,302                *           106,302       -0-             -0-
9815 Buice Road
Alpharetta, GA  30022-6324

Michael C. McChesney..............          165,981             1.3%           165,981       -0-             -0-
37 Muscogee Avenue
Atlanta, GA  30305

                                                SHARES BENEFICIALLY                            SHARES BENEFICIALLY
                                            OWNED PRIOR TO THIS OFFERING                    OWNED AFTER THIS OFFERING
                                            ----------------------------                   ---------------------------
                                                                            SHARES OFFERED
                                                              PERCENT OF        IN THIS                   PERCENT OF
         NAME AND ADDRESS                   NUMBER           OUTSTANDING       OFFERING    NUMBER       OUTSTANDING(1)
         ----------------                   ------           -----------    -------------- ------       --------------
Ferrell Moultrie..................           13,704                *            13,704       -0-             -0-
4243 Cutter Court
Roswell, GA  30075

Cameron Pecego....................            6,173                *             6,173       -0-             -0-
1036 Johnson Lane
Minden, NV  89423

King Rhotan.......................           15,433                *            15,433       -0-             -0-
834 38th Avenue
San Francisco, CA  94121

Ken "Dutch" Schultz...............           34,724                *            34,724       -0-             -0-
205 Waverly Hall Place
Roswell, GA  30075

Charles T. Watt...................           41,144                *            41,144       -0-             -0-
1909 Acuba Lane
Atlanta, GA  30345

Marc Winn.........................            4,629                *             4,629       -0-             -0-
1032 Cumberland Road
Atlanta, GA  30306
                                          ---------                          ---------
        Total ....................        1,471,919                          1,471,919

--------------------------
 *   Less than 1%.
(1) For purposes of calculating shares beneficially owned after this offering, it is assumed that all shares offered hereunder that are purchasable upon the exercise of warrants have been purchased by the Selling Stockholder upon exercise of its warrants and that such shares have been sold pursuant to this offering.

(2)  Consists of warrants to purchase eSoft common stock.

     Brian E. Cohen, the former Chief Executive Officer of Technologic Inc., is the Vice President of Strategic Relations and a director of eSoft as of September 10, 1999. Perry B. Flinn, a former executive officer of Technologic, Inc. is Vice President of Technology of eSoft as of September 10, 1999.

                        DESCRIPTION OF ESOFT COMMON STOCK

         The following is a summary description of our common stock. Investors are urged to review our certificate of incorporation, as amended to date, which has been filed as an exhibit to a registration statement filed with the Securities and Exchange Commission.

GENERAL

         We are authorized to issue 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. The holders of eSoft common stock are entitled to vote at all meetings of stockholders, to receive dividends if, as, and when declared by the board of directors, and to participate in any distribution of property or assets on the liquidation, winding up, or other dissolution of eSoft. eSoft common stock has no preemptive or conversion rights.

CHANGE IN CONTROL PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

         Certain provisions of our Amended and Restated Certificate of Incorporation and Bylaws may make it difficult to change control of eSoft.
Article 4 of the Amended and Restated Certificate of Incorporation allows our board of directors to determine or alter the rights, preferences, privileges, and restrictions to be granted to or imposed upon any wholly unissued series of preferred stock, to fix the number of shares that constitute any series of preferred stock, and to determine the designation and series of preferred stock.
Article III of the Bylaws establishes what is known as a "classified board of directors," with three classes of directors designated as Class I, Class II, and Class III. Each class is elected to serve for a three year term, with each class up for election in different years so that in any one year, only one-third of all directors are up for election. At each annual meeting of stockholders, the successors to the class of directors whose terms expire at that meeting are elected to serve as directors for a three year term.

MARKET PRICE OF ESOFT COMMON STOCK

         On March 16, 1998, eSoft completed a public offering of its common stock in Canada on the Vancouver Stock Exchange. On August 6, 1998, eSoft's stock began trading on the Nasdaq SmallCap Market under the symbol "ESFT." eSoft delisted from the Vancouver Stock Exchange on September 9, 1998.

         The range of high and low bid quotations for eSoft common stock as quoted (without retail markup or markdown and without commissions) on the Nasdaq SmallCap Market and the Vancouver Stock Exchange for the past fiscal year and the current fiscal year to date is provided below. The figures shown below do not necessarily represent actual transactions:

                                                                    HIGH            LOW
                                                                   ------          -----
1999
   Fourth Quarter (through November 19, 1999)                      $20.31          $3.00
   Third Quarter                                                    $6.13          $2.63
   Second Quarter                                                   $4.75          $2.13
   First Quarter                                                    $6.00          $2.75
1998
   Fourth Quarter                                                   $7.50          $2.13
   Third Quarter                                                    $8.00          $2.88
   Second Quarter                                                   $5.35          $4.25
   First Quarter                                                    $9.00          $4.95

         There are approximately 150 record holders of eSoft common stock. The transfer agent for the eSoft common stock is The Trust Company of the Bank of Montreal with offices at First Bank Tower 6th Floor, 595 Burrard Street, Vancouver, B.C. V7X1L7.

DIVIDENDS

         We intend, for the foreseeable future, to retain all earnings, if any, for the development of our business opportunities. The payment of future dividends will be at the discretion of our board of directors and will depend upon, among other things, future earnings, capital requirements, our financial condition and general business conditions.

                              PLAN OF DISTRIBUTION

         We are registering an aggregate of 1,471,919 shares of eSoft common stock (the "Shares") on behalf of the Selling Stockholders. As used herein, the term Selling Stockholders means the holder of the Shares and includes donees and pledgees selling Shares received from a named Selling Stockholder after the date of this Prospectus. All costs, expenses and fees in connection with the registration of the Shares offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Stockholders. Sales of Shares may be effected by Selling Stockholders from time to time in one or more types of transactions (which may include block transactions) on Nasdaq, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the Shares, through short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor is there an underwriter or coordinated broker acting in connection with the proposed sale of Shares by the Selling Stockholders.

         The Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Shares or of securities convertible into or exchangeable for the Shares in the course of hedging positions they assume with the Selling Stockholders. The Selling Stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of Shares offered by this Prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as amended or supplemented to reflect such transaction).

         The Selling Stockholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The Selling Stockholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify each Selling Stockholder against certain liabilities, including liabilities arising under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

         The Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

         The Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

         If a Selling Stockholder notifies us that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of Shares involved, (iii) the initial price at which such Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transactions. In addition, if a Selling Stockholder notifies us that a donee or pledgee intends to sell more than 500 Shares, a supplement to this Prospectus will be filed.

                             VALIDITY OF SECURITIES

              Davis, Graham & Stubbs LLP, one of our law firms, will issue an opinion about the legality of the securities offered hereby.

                                     EXPERTS

         The financial statements of eSoft, Inc. incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated by reference herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

         The financial statements of Appexx Technology, Inc. for the years ended December 31, 1997 and 1998, have been audited by Balukoff, Lindstrom & Co., P.A., Certified Public Accountants, as set forth in its report attached thereto. The financial statements referred to above are incorporated herein by reference in reliance upon such authority of such firm as experts in auditing and accounting.

         The financial statements of Technologic, Inc. incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                     PART II

                            INFORMATION NOT REQUIRED
                                  IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses, payable by eSoft in connection with the sale of Common Stock being registered (all amounts are estimated except the Commission Registration Fee).

Commission Registration Fee........................................................                      $6,035

Blue Sky Qualification Fees and Expenses (including legal fees) (estimated)........                       6,000

Printing Expenses (estimated)......................................................                       1,000

Legal Fees and Expenses (estimated)................................................                      10,000

Accountants' Fees and Expenses (estimated).........................................                      10,000

Miscellaneous Expenses (estimated).................................................                       6,965
                                                                                                        -------
  Total                                                                                                 $40,000

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         eSoft is incorporated in the state of Delaware. Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting corporations organized thereunder to indemnify directors, officers and other representatives from liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation, against liabilities arising in any such action, suit or proceeding, expenses incurred in connection therewith, and against certain other liabilities.

         Article 8 of the Certificate of Incorporation of eSoft provides that, to the furthest extent permitted by applicable law in effect from time to time, no director of eSoft shall have any personal liability for monetary damages to eSoft or its stockholders for breach of his fiduciary duty as a director, except that indemnity is not provided to a director whose conduct involves (i) a breach of the director's duty of loyalty to eSoft or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) unlawful distributions as defined in Section 174 of the Delaware General Corporation Law, and (iv) any transaction from which the director derived an improper personal benefit.

         Article 9 of the Certificate of Incorporation and the Bylaws of eSoft provide similar indemnification provisions as that provided by Section 145 of the General Corporation Law of the state of Delaware. eSoft will also indemnify any person who is serving or has served eSoft as an officer to the same extent as a director.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

EXHIBIT
NUMBER               DESCRIPTION OF EXHIBITS
2.1         Amended and Restated Agreement and Plan Merger dated January 25,
            1999 between eSoft, Inc., eSoft Acquisition Corporation and Apexx
            Technology, Inc. (filed with Registration Statement on Form S-4 on
            March 19, 1999 and incorporated herein by reference).

2.2         Form of Stockholders Agreement to be executed by Apexx Technology,
            Inc. stockholders in connection with the merger (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

2.3         Form of Escrow Agreement to be executed by eSoft, Inc. Thomas
            Loutzenheiser and The Trust Company of The Bank of Montreal (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

2.4         Employment Agreement by and between eSoft, Inc. and Thomas
            Loutzenheiser (filed with Registration Statement on Form S-4 on
            March 19, 1999 and incorporated herein by reference).

3.1         Certificate of Incorporation of New eSoft, Inc. (filed with Amendment
            No. 1 to Registration Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

3.2         Amendment to Certificate of Incorporation of eSoft, Inc. (filed with
            Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

3.3         Bylaws of eSoft (filed with Registration Statement on Form S-B on
            June 7, 1998 and incorporated herein by reference).

4.1         Form of Common Stock Certificate of eSoft (filed with Registration
            Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

4.2         Form of 5% Convertible Subordinated Debenture (filed with Current
            Report on Form 8-K on June 28, 1999 and incorporated herein by reference).

5.1*        Opinion of Davis, Graham & Stubbs LLP (including consent)

10.1 Severance Agreement and Mutual Release dated December 19, 1997 between eSoft and Wayne Farlow (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.2        Agency Agreement with C.M. Oliver Capital (filed with Amendment
            No. 1 to Registration Statement on Form SB-2, filed March 24, 1998 and incorporated herein by reference).

10.3        Agent's Warrant (filed with Amendment No. 1 to Registration
            Statement on Form SB-2, filed March 24, 1998 and incorporated herein by reference).

10.4        Lease Agreement dated September 18, 1997 between eSoft and Aspen
            Industrial Park Partnership (filed with Registration Statement on
            Form SB-2 on December 24, 1997 and incorporated herein by reference).

10.5        Voting Agreement dated September 2, 1997 between Philip Becker,
            Pantheon Capital Ltd. And Transition Partners, Ltd. (filed with
            Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.6        Termination Agreement (filed with Amendment No. 1 to Registration
            Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

10.7        Registration Rights Agreement dated September 2, 1997 between
            Transition Partners, Ltd., Pantheon Capital Ltd. and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.8 Agreement dated May 6, 1997 between Transition Partners, Ltd. and eSoft (filed with Registration Statement on Form 10-SB on December
            22, 1997 and incorporated herein by reference).

10.9        Agreement dated October 14, 1996 between Transition Partners, Ltd.
            and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.10       Amendment to Agreement dated August 22, 1997 between Transition
            Partners, Ltd. and eSoft (filed with Registration Statement on Form
            10-SB on December 22, 1997 and incorporated herein by reference).

EXHIBIT
NUMBER               DESCRIPTION OF EXHIBITS
10.11       Second Amendment to Agreement dated November 11, 1997 between
            Transition Partners, Ltd. and eSoft (filed with Registration
            Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.12       Stock Option Agreement dated November 11, 1997 between Transition
            Partners, Ltd. and eSoft (filed with Registration Statement on Form
            10-SB on December 22, 1997 and incorporated herein by reference).

10.13       Amended Stock Warrant Agreement dated January 29, 1998 (filed with
            Amendment No. 1 to Registration Statement on Form 10-SB on February
            18, 1998 and incorporated herein by reference).

10.14       Consulting Agreement dated August 1, 1997 between eSoft and Kent
            Nuzum (filed with Registration Statement on Form 10-SB on December
            22, 1997 and incorporated herein by reference).

10.15       Consulting Agreement dated August 22, 1997 between Pantheon Capital
            Ltd. and eSoft (filed with Registration Statement on Form 10-SB on
            December 22, 1997 and incorporated herein by reference).

10.16       Amendment to Consulting Agreement dated August 22, 1997 between
            Pantheon Capital Ltd. and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.17       Stock Option Agreement dated November 11, 1997 between Pantheon
            Capital Ltd. and eSoft (filed with Registration Statement on Form
            10-SB on December 22, 1997 and incorporated herein by reference).

10.18       Amended Stock Warrant Agreement dated January 29, 1998 (filed with
            Amendment No. 1 to Registration Statement on Form 10-SB on February
            18, 1998 and incorporated herein by reference).

10.19       Stock Option Agreement dated November 11, 1997 between Copeland
            Consulting Group, Inc. and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.20       Amended Stock Warrant Agreement dated January 29, 1998 (filed with
            Amendment No. 1 to Registration Statement on Form 10-SB on February
            18, 1998 and incorporated herein by reference).

10.21 Employment Agreement dated September 2, 1997 between Philip Becker and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.22       Form of Employee Confidentiality Agreement (filed with Amendment
            No. 1 to Registration Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

10.23       Termination Agreement terminating Software Development and
            Consulting Agreements (filed with Amendment No. 1 to Registration
            Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

10.24 Promissory Note to First National Bank of Arvada, Colorado (filed with Amendment No. 1 to Registration Statement on Form 10-SB on
            February 18, 1998 and incorporated herein by reference).

10.25       Proposal for financing arrangement from Colorado National Bank
            (filed with Amendment No. 1 to Registration Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

10.26 Employment Agreement dated March 6, 1998 between Regis Frank and eSoft (filed with Amendment No. 1 to Registration Statement on Form
            SB-2, filed March 24, 1998 and incorporated herein by reference).

10.27 Employment Agreement dated March 6, 1998 between Robert C. Hartman and eSoft (filed with Amendment No. 1 to Registration Statement on
            Form SB-2, filed March 24, 1998 and incorporated herein by reference).

10.28 Employment Letter dated October 7, 1997 between Jason M. Rollings and eSoft (filed with Amendment No. 2 to Registration Statement on
            Form SB-2, filed April 17, 1998 and incorporated herein by reference).

10.29 Employment Letter dated October 7, 1997 between Jason M. Rollings and eSoft (filed with Amendment No. 2 to Registration Statement on
            Form SB-2, filed April 17, 1998 and incorporated herein by reference).

10.30 Employment Agreement between Thomas R. Tennessen and eSoft (filed with Amendment No. 2 to Registration Statement on Form SB-2, filed
            April 17, 1998 and incorporated herein by reference).

10.31 Employment Agreement between Thomas R. Tennessen and eSoft (filed with Registration Statement on Form SB-2 on August 19, 1998 and incorporated herein by reference).

EXHIBIT
NUMBER               DESCRIPTION OF EXHIBITS
10.32       Employment Agreement between James R. Bell and eSoft (filed with
            Registration Statement on Form SB-2 on August 19, 1998 and
            incorporated herein by reference).

10.33       Employment Letter between James M. Love and eSoft (filed with
            Registration Statement on Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.34       Consulting Retainer Agreement  (filed with Registration Statement on
            Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.35       Form of Distributor Agreement (filed with Registration Statement on
            Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.36       Employment Agreement between Jeffrey Finn and eSoft (filed with
            Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

10.37       Employment Agreement between Jane Merickel and eSoft (filed with
            Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

10.38       Employment Agreement between Steve Kuzara and eSoft (filed with
            Amendment No. 1 to Registration Statement on Form S-4 on April 20,
            1999 and incorporated herein by reference).

10.39       Securities Purchase Agreement dated as of June 10, 1999 (filed with
            Current Report on Form 8-K on June 28, 1999 and incorporated herein by reference).

10.40       Registration Rights Agreement dated as of June 10, 1999 (filed with
            Current Report on Form 8-K on June 28, 1999 and incorporated herein by reference).

10.41       Form of Warrant relating to purchase of 5% Convertible Subordinated
            Debenture (filed with Current Report on Form 8-K on June 28, 1999 and incorporated herein by reference).

10.42       Agreement and Plan of Merger between eSoft, Inc., eSoft Acquisition
            Corporation, and Technologic, Inc. dated as of September 10, 1999
            (filed with the Current Report on Form 8-K on September 27, 1999 and incorporated herein by reference).

10.43       Stockholders Agreement dated as of September 10, 1999 (filed with
            Current Report on Form 8-K on September 27, 1999 and incorporated herein by reference).

10.44       Escrow Agreement dated as of September 10, 1999 (filed with Current
            Report on Form 8-K on September 27, 1999 and incorporated herein by reference).

23.1*       Consents of BDO Seidman, LLP

23.2*       Consent of Balukoff, Lindstrom & Co., P.A.

-----------------------
*    Filed herewith

ITEM 17.  UNDERTAKINGS

         The Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)      to include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement;

         (b) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses is incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, Colorado on the 22nd day of November, 1999.

                                         eSOFT, INC.

                                         By: /s/ Jeffrey Finn
                                            ------------------------------------
                                            Name: Jeffrey Finn
                                            Title: President and Chief Executive
                                                   Officer

                                POWER OF ATTORNEY

              KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears herein constitutes and appoints Jeffrey Finn and Sara Kraeski, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stated, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), including a registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURES                                        TITLE                                 DATE
              ----------                                        -----                                 ----
/s/ Philip Becker                            Chairman of the Board, Chief Technical               November 22, 1999
----------------------------------           Officer
Philip Becker


/s/ Jeffrey Finn                             Director, President and Chief Executive              November 22, 1999
----------------------------------           Officer (Principal Executive Officer)
Jeffrey Finn


/s/ Amy Beth Hansman                         Principal Accounting Officer                         November 22, 1999
----------------------------------
Amy Beth Hansman


/s/ Richard Eyestone                         Director                                             November 22, 1999
----------------------------------
Richard Eyestone

              SIGNATURES                                        TITLE                                 DATE
              ----------                                        -----                                 ----
/s/ Brian E. Cohen                           Director                                             November 22, 1999
----------------------------------
Brian E. Cohen


                                             Director                                             November 22, 1999
----------------------------------
Richard Rice


                                             Director                                             November 22, 1999
----------------------------------
Fred Frank

                                  EXHIBIT INDEX

EXHIBIT
NUMBER               DESCRIPTION OF EXHIBITS
2.1         Amended and Restated Agreement and Plan Merger dated January 25,
            1999 between eSoft, Inc., eSoft Acquisition Corporation and Apexx
            Technology, Inc. (filed with Registration Statement on Form S-4 on
            March 19, 1999 and incorporated herein by reference).

2.2         Form of Stockholders Agreement to be executed by Apexx Technology,
            Inc. stockholders in connection with the merger (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

2.3         Form of Escrow Agreement to be executed by eSoft, Inc. Thomas
            Loutzenheiser and The Trust Company of The Bank of Montreal (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

2.4         Employment Agreement by and between eSoft, Inc. and Thomas
            Loutzenheiser (filed with Registration Statement on Form S-4 on
            March 19, 1999 and incorporated herein by reference).

3.1         Certificate of Incorporation of New eSoft, Inc. (filed with Amendment
            No. 1 to Registration Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

3.2         Amendment to Certificate of Incorporation of eSoft, Inc. (filed with
            Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

3.3         Bylaws of eSoft (filed with Registration Statement on Form S-B on
            June 7, 1998 and incorporated herein by reference).

4.1         Form of Common Stock Certificate of eSoft (filed with Registration
            Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

4.2         Form of 5% Convertible Subordinated Debenture (filed with Current
            Report on Form 8-K on June 28, 1999 and incorporated herein by reference).

5.1*        Opinion of Davis, Graham & Stubbs LLP (including consent)

10.1 Severance Agreement and Mutual Release dated December 19, 1997 between eSoft and Wayne Farlow (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.2        Agency Agreement with C.M. Oliver Capital (filed with Amendment
            No. 1 to Registration Statement on Form SB-2, filed March 24, 1998 and incorporated herein by reference).

10.3        Agent's Warrant (filed with Amendment No. 1 to Registration Statement on Form SB-2, filed March 24, 1998 and incorporated herein by reference).

10.4        Lease Agreement dated September 18, 1997 between eSoft and Aspen
            Industrial Park Partnership (filed with Registration Statement on
            Form SB-2 on December 24, 1997 and incorporated herein by reference).

10.5        Voting Agreement dated September 2, 1997 between Philip Becker,
            Pantheon Capital Ltd. And Transition Partners, Ltd. (filed with
            Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.6        Termination Agreement (filed with Amendment No. 1 to Registration
            Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

10.7        Registration Rights Agreement dated September 2, 1997 between
            Transition Partners, Ltd., Pantheon Capital Ltd. and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.8 Agreement dated May 6, 1997 between Transition Partners, Ltd. and eSoft (filed with Registration Statement on Form 10-SB on December
            22, 1997 and incorporated herein by reference).

EXHIBIT
NUMBER               DESCRIPTION OF EXHIBITS
10.9        Agreement dated October 14, 1996 between Transition Partners, Ltd.
            and eSoft (filed with Registration Statement on Form 10-SB on
            December 22, 1997 and incorporated herein by reference).

10.10       Amendment to Agreement dated August 22, 1997 between Transition
            Partners, Ltd. and eSoft (filed with Registration Statement on Form
            10-SB on December 22, 1997 and incorporated herein by reference).

10.11       Second Amendment to Agreement dated November 11, 1997 between
            Transition Partners, Ltd. and eSoft (filed with Registration
            Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.12       Stock Option Agreement dated November 11, 1997 between Transition
            Partners, Ltd. and eSoft (filed with Registration Statement on Form
            10-SB on December 22, 1997 and incorporated herein by reference).

10.13       Amended Stock Warrant Agreement dated January 29, 1998 (filed with
            Amendment No. 1 to Registration Statement on Form 10-SB on February
            18, 1998 and incorporated herein by reference).

10.14       Consulting Agreement dated August 1, 1997 between eSoft and Kent
            Nuzum (filed with Registration Statement on Form 10-SB on December
            22, 1997 and incorporated herein by reference).

10.15       Consulting Agreement dated August 22, 1997 between Pantheon Capital
            Ltd. and eSoft (filed with Registration Statement on Form 10-SB on
            December 22, 1997 and incorporated herein by reference).

10.16       Amendment to Consulting Agreement dated August 22, 1997 between
            Pantheon Capital Ltd. and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.17       Stock Option Agreement dated November 11, 1997 between Pantheon
            Capital Ltd. and eSoft (filed with Registration Statement on Form
            10-SB on December 22, 1997 and incorporated herein by reference).

10.18       Amended Stock Warrant Agreement dated January 29, 1998 (filed with
            Amendment No. 1 to Registration Statement on Form 10-SB on February
            18, 1998 and incorporated herein by reference).

10.19       Stock Option Agreement dated November 11, 1997 between Copeland
            Consulting Group, Inc. and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.20       Amended Stock Warrant Agreement dated January 29, 1998 (filed with
            Amendment No. 1 to Registration Statement on Form 10-SB on February
            18, 1998 and incorporated herein by reference).

10.21 Employment Agreement dated September 2, 1997 between Philip Becker and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.22       Form of Employee Confidentiality Agreement (filed with Amendment
            No. 1 to Registration Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

10.23       Termination Agreement terminating Software Development and
            Consulting Agreements (filed with Amendment No. 1 to Registration
            Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

10.24 Promissory Note to First National Bank of Arvada, Colorado (filed with Amendment No. 1 to Registration Statement on Form 10-SB on
            February 18, 1998 and incorporated herein by reference).

10.25       Proposal for financing arrangement from Colorado National Bank
            (filed with Amendment No. 1 to Registration Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

10.26 Employment Agreement dated March 6, 1998 between Regis Frank and eSoft (filed with Amendment No. 1 to Registration Statement on Form
            SB-2, filed March 24, 1998 and incorporated herein by reference).

10.27 Employment Agreement dated March 6, 1998 between Robert C. Hartman and eSoft (filed with Amendment No. 1 to Registration Statement on
            Form SB-2, filed March 24, 1998 and incorporated herein by reference).

10.28 Employment Letter dated October 7, 1997 between Jason M. Rollings and eSoft (filed with Amendment No. 2 to Registration Statement on
            Form SB-2, filed April 17, 1998 and incorporated herein by reference).

EXHIBIT
NUMBER               DESCRIPTION OF EXHIBITS
10.29       Employment Letter dated October 7, 1997 between Jason M. Rollings and eSoft (filed with Amendment No. 2 to Registration Statement on
            Form SB-2, filed April 17, 1998 and incorporated herein by reference).

10.30 Employment Agreement between Thomas R. Tennessen and eSoft (filed with Amendment No. 2 to Registration Statement on Form SB-2, filed
            April 17, 1998 and incorporated herein by reference).

10.31 Employment Agreement between Thomas R. Tennessen and eSoft (filed with Registration Statement on Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.32       Employment Agreement between James R. Bell and eSoft (filed with
            Registration Statement on Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.33       Employment Letter between James M. Love and eSoft (filed with
            Registration Statement on Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.34       Consulting Retainer Agreement  (filed with Registration Statement on
            Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.35       Form of Distributor Agreement (filed with Registration Statement on
            Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.36       Employment Agreement between Jeffrey Finn and eSoft (filed with
            Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

10.37       Employment Agreement between Jane Merickel and eSoft (filed with
            Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

10.38       Employment Agreement between Steve Kuzara and eSoft (filed with
            Amendment No. 1 to Registration Statement on Form S-4 on April 20,
            1999 and incorporated herein by reference).

10.39       Securities Purchase Agreement dated as of June 10, 1999 (filed with
            Current Report on Form 8-K on June 28, 1999 and incorporated herein by reference).

10.40       Registration Rights Agreement dated as of June 10, 1999 (filed with
            Current Report on Form 8-K on June 28, 1999 and incorporated herein by reference).

10.41       Form of Warrant relating to purchase of 5% Convertible Subordinated
            Debenture (filed with Current Report on Form 8-K on June 28, 1999 and incorporated herein by reference).

10.42       Financial Statements of Technologic, Inc. (filed with the Current
            Report on Form 8-K on September 27, 1999 and incorporated herein by reference)

10.43       Stockholders Agreement dated as of September 10, 1999 (filed with
            Current Report on Form 8-K on September 27, 1999 and incorporated herein by reference).

10.44       Escrow Agreement dated as of September 10, 1999 (filed with Current
            Report on Form 8-K on September 27, 1999 and incorporated herein by reference).

23.1*       Consents of BDO Seidman, LLP

23.2*       Consent of Balukoff, Lindstrom & Co., P.A.

-----------------------
*    Filed herewith